Exhibit 99.1

Advanced Cell Technology Announces
Financing Commitments

Existing Investors Exercise Additional Investment Right

Company Reprices Warrants

Alameda, CA, August 25, 2006 - Advanced Cell Technology, Inc. (OTCBB: ACTC) today announced two separate financing transactions.

Advanced Cell received notices on August 23, 2006 from substantially all of the holders of the Company’s currently outstanding amortizing convertible debentures and common stock purchase warrants issued September 15, 2005 exercising their existing additional investment option to purchase additional debentures and warrants.  Upon closing, the additional investment option will generate approximately $8.5 million in new captital.  The Company expects the closing to occur on or about September 7, 2006.

The terms and conditions of the additional debentures and warrants will be substantially the same as the existing debentures and warrants, with the exception that the conversion price for the debentures and the exercise price for the warrants will be established based upon average closing prices for the five days preceding the notice of exercise in accordance with the terms of the existing investment option.

In addition, the Company has agreed  to reduce the exercise price of its currently outstanding $2.53 warrants and $1.27 warrants to $0.95 per share, provided that a minimum of 85% of the holders of the $2.53 warrants exercise the warrants as repriced.  In connection with the repricing, the Company will issue a replacement warrant to each warrant holder exercising the repriced warrant on the same terms and conditions as the existing warrant at a price of $1.60.  The Company anticipates receiving funds from the exercise of the repriced warrants in the amount of approximately $5,000,000.  The shares underlying the $1.27 warrants are not subject to a current registration statement.

In light of the exercise of the additional investment option and the warrant transaction, the Company has terminated the private placement financing announced August 22, 2006, as the need for that capital has been satisfied.

Additional details regarding both of the financings will be included in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

The additional investment option will be a private placement made only to accredited buyers in accordance with Section 4(2) of the Securities Act.  The Securities will not be registered under the Securities Act and may not be offered or sold without registration unless an exemption from such registration is available.  This notice is issued pursuant to Rule 135c of the Securities Act, and does not constitute an offer to sell the Securities, nor a solicitation for an offer to purchase the Securities.

Conference Call

Advanced Cell will hold a conference call today at 12:00 Noon EST to discuss its recently announced technology for generating human embryonic stem cell lines without harming the embryo.  Callers within the United States can access the conference call by calling (800) 230-1074; when prompted tell the operator you would like to connect to the “Advanced Cell Technology conference call.”  International callers can dial (612) 332-0228. An online audio web simulcast of the call will also be accessible at http://www.trilogy-capital.com/tcp/advanced_cell/

About Advanced Cell Technology, Inc.

Advanced Cell Technology Inc. is a biotechnology company applying embryonic stem cell technology in the emerging field of regenerative medicine. The company operates facilities in Alameda, California and Worcester, Massachusetts. For more information about the company, please visit http://www.advancedcell.com.

Forward-Looking Statements

Statements in this news release regarding future financial and operating results, future growth in research and development programs, potential applications of our technology, opportunities for the company and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of our intellectual property, and economic conditions generally. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the company’s periodic reports, including the report on Form 10-QSB for the quarter ended June 30,2006. Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.

Contact:

The Investor Relations Group
Investor Relations: James Carbonara/Andrea Raetzer
Media Relations: Judy Katz/Bill Douglass
212-825-3210

Source: Advanced Cell Technology, Inc.